Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Kite Realty Group Trust
Fees to Be Paid	Equity	Common Shares, par value $.01 per share	Other	-	-	-	-	-
	Equity	Preferred Shares, par value $.01 per share	Other	-	-	-	-	-
	Equity	Depositary Shares, representing Preferred Shares (3)	Other	-	-	-	-	-
	Other	Warrants	Other	-	-	-	-	-
	Other	Rights	Other	-	-	-	-	-
Kite Realty Group, L.P.
	Debt	Debt Securities	Other	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-	-	-	-	-
	Total Offering Amounts					-		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							-

(1)	The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)	An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)	Each depositary share will be issued under a deposit agreement, will represent a specified interest in a preferred share or equity share and will be evidenced by a depositary receipt.